Exhibit 99.1

Track Group Announces Sale of Business Entity in Chile

November 1, 2024 – Naperville, IL – Track Group, Inc. (OTCQB:TRCK), a leader in electronic monitoring technology, today announced the sale of its Chilean business entity, Track Group Chile, to Inversiones Santa Hortensia. This strategic sale is part of Track Group Inc’s (the “Company”) ongoing commitment to ensuring a sustainable and effective business presence in Chile.

The transition of ownership to Inversiones Santa Hortensia, an established and reputable Chilean investment company, aligns with the Company’s broader approach to international operations, where the Company collaborates with highly qualified, in-country partners to support local governments' electronic monitoring programs. This strategy ensures that governments benefit from access to the most secure and reliable electronic monitoring technology available on the global market, while relying on local resources and expertise for program implementation and ongoing support.

This partnership will also help support future capital needs in Chile and enhance the Company’s ability to secure future procurements for electronic monitoring. By partnering with Inversiones Santa Hortensia, the Company is better positioned to meet the unique requirements of the Chilean market while continuing to provide world-class technology solutions.

For further information, please contact: Investor Relations 877-260-2010

About Track Group

Track Group designs, manufactures, and markets location tracking devices, as well as develops and sells a variety of related software, services and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with a single-sources offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives. The Company current trades under the ticker symbol "TRCK" on the OTCQB exchange.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including future growth and earnings opportunities of the Company. Statements in this release that are considered to be forward-looking include the statements regarding future capital needs and future procurements for electronic monitoring, as well as the future performance and success of the Company throughout the release. Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the Company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's most recent filings with the Securities and Exchange Commission.

For more information, visit www.trackgrp.com.